Exhibit 99.2

AtlanticPower Corporation Q2 2019 Financial Results Supplementary August 2, 2019 Presentation

Cautionary Note Regarding Forward-Looking Statements To the extent any statements made in this presentation contain information that is not historical, these statements are forward-looking statements or forward-looking information, as applicable, within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, and under Canadian securities law (collectively “forward-looking statements”). Forward-looking statements can generally be identified by the use of words such as “should,” “intend,” “may,” “expect,” “believe,” “anticipate,” “estimate,” “continue,” “plan,” “project,” “will,” “could,” “would,” “target,” “potential” and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Although Atlantic Power Corporation (“AT”, “Atlantic Power” or the “Company”) believes that the expectations reflected in such forward-looking statements are reasonable, such statements involve risks and uncertainties and should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or not or the times at or by which such performance or results will be achieved. Please refer to the factors discussed under “Risk Factors” and “Forward-Looking Information” in the Company’s periodic reports as filed with the Securities and Exchange Commission from time to time for a detailed discussion of the risks and uncertainties affecting the Company, including, without limitation, the outcome or impact of the Company’s business strategy to increase the intrinsic value of the Company on a per-share basis through disciplined management of its balance sheet and cost structure and investment of its discretionary cash in a combination of organic and external growth projects, acquisitions, and repurchases of debt and equity securities; the Company’s ability to enter into new PPAs on favorable terms or at all after the expiration of existing agreements, and the outcome or impact on the Company’s business of any such actions. Although the forward-looking statements contained in this presentation are based upon what are believed to be reasonable assumptions, investors cannot be assured that actual results will be consistent with these forward-looking statements, and the differences may be material. These forward-looking statements are made as of the date of this presentation and, except as expressly required by applicable law, the Company assumes no obligation to update or revise them to reflect new events or circumstances. The Company’s ability to achieve its longer-term goals, including those described in this presentation, is based on significant assumptions relating to and including, among other things, the general conditions of the markets in which it operates, revenues, internal and external growth opportunities, its ability to sell assets at favorable prices or at all and general financial market and interest rate conditions. The Company’s actual results may differ, possibly materially and adversely, from these goals. Disclaimer – Non-GAAP Measures Project Adjusted EBITDA is not a measure recognized under GAAP and does not have a standardized meaning prescribed by GAAP, and is therefore unlikely to be comparable to similar measures presented by other companies. Investors are cautioned that the Company may calculate this non-GAAP measure in a manner that is different from other companies. The most directly comparable GAAP measure is Project income (loss). Project Adjusted EBITDA is defined as project income (loss) plus interest, taxes, depreciation, amortization (including non-cash impairment charges), and changes in the fair value of derivative instruments. Management uses Project Adjusted EBITDA at the project level to provide comparative information about project performance and believes such information is helpful to investors. A reconciliation of Project Adjusted EBITDA to Project income (loss) and to Net income (loss) on a consolidated basis is provided on page 33. Leverage ratio • • Consolidated debt to Adjusted EBITDA, calculated for the trailing four quarters. Consolidated debt includes both long-term debt and the current portion of long-term debt at APLP Holdings, specifically the amount outstanding under the term loan and the amount borrowed under the revolver, if any, the Medium Term Notes, and consolidated project debt (Epsilon Power Partners and Cadillac). Adjusted EBITDA is calculated as the Consolidated Net Income of APLP Holdings plus the sum of consolidated interest expense, tax expense, depreciation and amortization expense, and other non-cash charges, minus non-cash gains. The Consolidated Net Income includes an allocation of the majority of Atlantic Power G&A expense. It also excludes earnings attributable to equity-owned projects but includes cash distributions received from those projects. • Reference to “Cdn$” and “Canadian dollars” are to the lawful currency of Canada and references to “$”, “US$” and “U.S. dollars” are to the lawful currency of the United States. All dollar amounts herein are in U.S. dollars, unless otherwise indicated. 2

Q2 2019 Supplementary Presentation • • • • • • • Highlights Operations Review Commercial Update Financial Results Liquidity and Debt 2019 Guidance Appendix Repayment Profile 3

Q2 2019 Highlights • Project Adjusted EBITDA and operating cash flow exceeded our expectations • Repaid nearly $37 million of debt; improved leverage ratio to 3.8 times • Repurchased modest amount of common and preferred shares • Announced agreement to acquire minority interests in two contracted biomass plants for $20 million - PPAs run through year end 2027 • Completed the acquisition of Allendale and Dorchester biomass plants for $13 million plus working capital adjustments - PPAs run through late 2043 Executed agreement for sale of Manchief for $45.2 million following PPA expiration in May 2022 - Enables continued debt reduction while removing re-contracting uncertainty • 4

Q2 2019 Operational Performance: Higher generation due to higher dispatch at Frederickson and water flows at Curtis Palmer 2.14 Industry 1.67 1,059 average 980 8.1% 625 604 277 268 166 FY 2015FY 2016FY 2017FY 2018 YTD June 2019 99 68.1% TRIR, generation companies (Bureau of Labor Statistics): FY 2015 1.4, FY 2016 1.0, FY 2017 1.5 Q2 2019 Q2 2018 Generation is up: + + - Frederickson higher dispatch Curtis Palmer higher water flows Mamquam lower water flows Total 94.6% 93.4% Slightly higher availability factor: + + + - - Manchief overhaul in prior period Kenilworth overhaul in prior period Chambers outage in prior period Moresby Lake transformer failure Oxnard GT repairs 5 Hydro generation Curtis Palmer Mamquam +50% vs Q2 2018-15% vs Q2 2018 +40% vs long-term avg.+4% vs long-term avg. East U.S. West U.S. Canada 96.7%95.3% 89.4%85.2% 93.3%96.4% Availability 3.4% (3.2)% Q2 2018Q2 2019 East U.S. Q2 2018Q2 2019 West U.S. Q2 2018Q2 2019 Canada Q2 2018Q2 2019 Total 1.65 1.16 0.69 Safety: Total Recordable Incident Rate Aggregate Power Generation Q2 2019 vs. Q2 2018 (Net GWh)

AtlanticPower Corporation

# Commercial Updates

## Allendale and Dorchester (SC acquisition)

- Acquisition closed July 31, 2019
- Paid $10.4 million at closing (total investment $13 million)
- 20 MW each; PPAs run through late 2043
- Expect base case Project Adjusted EBITDA of approximately $3 million/year
- Will implement optimization initiatives, with a focus on fuel-handling systems

## Acquiring Ownership Interests from AltaGas

- Two biomass plants located in North Carolina and Michigan; PPAs run through year end 2027
- Will continue to be operated by CMS, a 50% owner of each
- Closing is subject to FERC approval and other customary approvals and conditions; expected in Q3 2019
- Would increase the size of our biomass fleet to eight plants and add 35 MW, net
- Total investment $20 million; projected economics consistent with our previously disclosed return targets

## Manchief

- Executed agreement for sale of Manchief after PPA expires in May 2022
- Retain cash flow through 2022 expiration
- Receive $45.2 million at closing, subject to customary adjustments
- Agreement is subject to regulatory approvals
- Eliminates post-PPA uncertainty; supports continued debt reduction

## Williams Lake

- Existing contract scheduled to expire Sept. 30, 2019
- Continuing discussions with BC Hydro on a new long-term contract
- Availability and cost of fuel are most significant risks to extending operations
- Expect to provide further clarity on Q3 2019 conference call

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AtlanticPower Corporation

# Q2 2019 Financial Highlights

| | |
|---|---|
| **Financial Results** | • Project Adjusted EBITDA of $50.8 million, up from $39.8 million in Q2 2018<br>• Cash provided by operating activities of $38.9 million, up from $28.1 million in Q2 2018<br>• Results exceeded expectations, mostly due to higher water flows at Curtis Palmer<br>• Continuation of the first quarter performance, which also was strong |
| **Balance Sheet** | • Repaid $18.3 million of term loan and project debt<br>• Redeemed Cdn $24.7 million ($18.5 million US$ equivalent) of remaining series D convertible debentures<br>• Consolidated leverage ratio of 3.8 times, improved from 4.5 times last quarter |
| **Capital Allocation** | • Used discretionary cash for redemption of Series D's<br>• Invested $850 thousand in repurchase of common and preferred shares under NCIB<br>• On July 31, completed acquisition of two contracted biomass plants from EDF Renewables; $10.4 million paid at closing ($2.6 million deposit paid in Sept. 2018)<br>• Committed $20 million to the acquisition of two contracted biomass plants from AltaGas; closing expected Q3 2019 |

***Q2 and YTD 2019 results exceeded expectations***

***Significant progress on debt repayment and growth initiatives***

7

Q2 2019 Project Adjusted EBITDA (bridge vs 2018) ($ millions) 7.4 $50.8 Manchief major overhaul (0.6) Lower energy Higher Lower fuel demand; flows and lower Gas turbine for excess energy All Start-up Q2 2018 Q2 2019 8 Manchief and Tunis increases in line with expectations Stronger Curtis Palmer results due to significantly higher water flows $39.8(1.7)5.9 (1.2) Chambers (1.0) 2.2 Gas turbine and steam Cadillac Curtis Palmer in Q2 2018 lower prices reimbursement Oxnard Tunis water dispatchmaintenanceOthermaintenance in 2018; revenue under new PPA (Oct. 2018)

AtlanticPower Corporation

# YTD 2019 Project Adjusted EBITDA (bridge vs 2018)

*($ millions)*


$93.2
(4.9)
Williams Lake
Short-term PPA extension (lower margins)
(2.3)
Chambers
Lower energy and steam demand; lower prices for excess energy
(1.3)
Cadillac
Lower fuel reimbursement and lower energy demand
(1.2)
Oxnard
Gas turbine maintenance
1.4
Orlando
Contractual rate escalation
5.7
Tunis
Start-up maintenance in 2018; revenue under new PPA (Oct. 2018)
7.9
Manchief
Gas turbine major overhaul in Q2 2018
8.6
Curtis Palmer
Higher water flows
$104.5
YTD June 2018
YTD June 2019

***Higher water flows at Curtis Palmer drove strong YTD results***
***Manchief and Tunis also significant contributors***
***Williams Lake decrease due to lower margins under short-term contract***

9

Q2 2019 Cash Flow Results ($ millions) Three months ended June 30, Unaudited 2019 2018 Change Cash provided by operating activities $38.9 $28.1 $10.8 Recurring uses of cash provided by operating activities: Term loan repayments (1) Project debt amortization Capital expenditures Preferred dividends (17.5) (0.8) (0.1) (1.8) (20.0) (6.4) (0.1) (2.1) 2.5 5.6 - 0.3 Six months ended June 30, Unaudited 2019 2018 Change Cash provided by operating activities $68.1 $78.4 ($10.3) Recurring uses of cash provided by operating activities: Term loan repayments (1) Project debt amortization Capital expenditures Preferred dividends (32.5) (1.5) (0.4) (3.7) (50.0) (8.8) (0.3) (4.3) 17.5 7.3 (0.1) 0.6 (1) Includes 1% mandatory annual amortization and targeted debt repayments. 10 •($24.5) million change in working capital •$11.3 million increase in Project Adjusted EBITDA •$11.0 million increase in Project Adjusted EBITDA •($1.8) million change in working capital •($1.1) million reduction in distributions from unconsolidated affiliates

Liquidity ($ millions) Cash and cash equivalents, parent Cash and cash equivalents, projects Total cash and cash equivalents $45.6 25.8 71.4 $47.6 27.2 74.8 Revolving credit facility Letters of credit outstanding Availability under revolving credit facility 200.0 (77.0) 123.0 200.0 (76.9) 123.1 Excludes restricted cash of: $1.4 $0.5 Consolidated debt (1) Leverage ratio (2) $685.4 3.8 $717.0 4.5 (1) Before unamortized discount and unamortized deferred financing costs (2) Consolidated debt to trailing 12-month Adjusted EBITDA (after Corporate G&A) 11 Estimated liquidity of approximately $190 million on July 31 after closing acquisition of two South Carolina biomass plants from EDF Renewables Total Liquidity$194.4$197.9 Q2 2019 change: ($3.4) million $18.7 million discretionary cash flow after debt repayment, preferred dividends and capex ($18.9) million Series D redemption ($1.9) million cash payments for vested LTIP units withheld for taxes ($0.9) million increase in restricted cash ($0.9) million repurchases of preferred and common shares Approx. $39 million available for discretionary purposes Jun 30, 2019Mar 31, 2019

(1) Debt Repayment and Projected Debt Balances through 2023 ($ millions) $160 $140 $120 $100 $80 $60 $40 • Term loan – Remaining $125 million principal assumed to be refinanced prior to April 2023 maturity $20 $0 Remainder 2019 2020 2021 2022 2023 $800 $689 $700 $600 • Expect to reduce our debt by approximately half in the next five years $500 $400 • Expect the majority of the debt will be repaid from operating cash flows $125 $300 $200 • Will result in lower cash interest payments and lower leverage ratios $100 $0 6/30/2019 YE 2019 Actual YE 2020 YE 2021 YE 2022 YE 2023 (1) Includes Company’s proportional share of debt at Chambers of $43 million, which is not consolidated because the project is 40% owned. Note: C$ denominated debt was converted to US$ using US$ to C$ exchange rate of $1.3088. 12 $728 $573 $482 $393$379 Bullet maturity Amortization $125 $116 $92 $88 $39 $14

# 2019 Project Adjusted EBITDA Guidance (bridge vs 2018)

*($ millions)*



$185
(11)
Williams Lake
Short-term PPA extension (lower margins); assumed expiration Sept. 2019
(6)
Mamquam
Morris
Chambers
Total (4)
Other (2)
+2
Frederickson
Lower maintenance expense in 2019
+2
San Diego
Operated at a loss in 2018; decommissioning expense and salvage proceeds below the EBITDA line in 2019
+5
Manchief
GT major overhaul in Q2 2018
+6
Tunis
Start-up maintenance in 2018; full year of operations under new PPA in 2019
$190
$175
FY 2018 Actual
FY 2019 Guidance

***Guidance as initially presented in March 2019***

***Strong performance YTD is trending toward upper end of the guidance range***

*The Company has not provided guidance for Project income or Net income because of the difficulty of making accurate forecasts and projections without unreasonable efforts with respect to certain highly variable components of these comparable GAAP metrics, including changes in the fair value of derivative instruments and foreign exchange gains or losses. These factors, which generally do not affect cash flow, are not included in Project Adjusted EBITDA.*

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AtlanticPower Corporation

# Bridge of 2019 Project Adjusted EBITDA Guidance to Cash Provided by Operating Activities

*($ millions)*

| | 2019 Guidance (as of 2/28/19) |
|---|---|
| **Project Adjusted EBITDA** | **$175 - $190** |
| Adjustment for equity method projects (1) | (5) |
| Corporate G&A expense | (22) |
| Cash interest payments | (39) |
| Cash taxes | (4) |
| Decommissioning (San Diego projects) | (5) |
| Other (including changes in working capital) | (0) |
| **Cash provided by operating activities** | **$100 - $115** |

*Note: For purposes of providing a reconciliation of Project Adjusted EBITDA guidance, impact on Cash provided by operating activities of changes in working capital is assumed to be nil.*

**Planned Uses of Cash Provided by Operating Activities:**

| | |
|---|---|
| • Term loan repayments | $65.0 |
| • Project debt amortization | 3.1 |
| • Preferred dividends | 8.0 |
| • Capital expenditures | 1.1 |

**Capital Allocation YTD July 2019:**

| | |
|---|---|
| • NCIB repurchases (2) | $8.7 |
| • Redemption of Series D | 18.5 |
| • Acquisitions (3) | 30.4 |

*The Company has not provided guidance for Project income or Net income because of the difficulty of making accurate forecasts and projections without unreasonable efforts with respect to certain highly variable components of these comparable GAAP metrics, including changes in the fair value of derivative instruments and foreign exchange gains or losses. These factors, which generally do not affect cash flow, are not included in Project Adjusted EBITDA.*

(1) Represents difference between Project Adjusted EBITDA and cash distribution from equity method projects; in 2019, the $(5) million reflects debt amortization at Chambers of $5.2 million. (2) 2019 YTD repurchases include $7.9 million of preferred shares and $0.8 million of common shares. (3) Includes the $10.4 million for the South Carolina biomass acquisition paid at closing July 31, 2019 and $20.0 million for the AltaGas biomass acquisition at closing (expected Q3 2019).

14

Appendix TABLE OF CONTENTS Page 16 17 18-25 26-27 Power Projects and PPA Expiration Dates YTD Operating Metrics Capital Structure Information Project Information – Earnings/Cash Flow Diversification and PPA Term Supplemental Financial Information Q2 2019 Results Summary Project Income by Project Project Adjusted EBITDA by Project Cash Distributions from Projects Non-GAAP Disclosures 28-29 30 31 32 33-35 15

Atlantic Power Corporation

# Power Projects and PPA Expiration Dates

| Year | Project | Location | Type | Economic Interest | Net MW | Contract Expiry |
|---|---|---|---|---|---|---|
| 2019 | Williams Lake | B.C. | Biomass | 100% | 66 | 9/2019 |
| 2020 | Oxnard | California | Nat. Gas | 100% | 49 | 5/2020 (1) |
| | Calstock | Ontario | Biomass | 100% | 35 | 6/2020 |
| 2021 | Kenilworth | New Jersey | Nat. Gas | 100% | 29 | 9/2021 |
| 2022 | Manchief | Colorado | Nat. Gas | 100% | 300 | 4/2022 (2) |
| | Moresby Lake | B.C. | Hydro | 100% | 6 | 8/2022 |
| | Frederickson | Washington | Nat. Gas | 50.15% | 125 | 8/2022 |
| | Nipigon | Ontario | Nat. Gas | 100% | 40 | 12/2022 |
| 2023 | Orlando | Florida | Nat. Gas | 50% | 65 | 12/2023 |
| 2024 | Chambers | New Jersey | Coal | 40% | 105 | 3/2024 |
| 2025 - 2028 | Mamquam | B.C. | Hydro | 100% | 50 | 9/2027 (3) |
| | Curtis Palmer | New York | Hydro | 100% | 60 | 12/2027 (4) |
| | Cadillac | Michigan | Biomass | 100% | 40 | 6/2028 |
| 2032 - 2043 | Piedmont | Georgia | Biomass | 100% | 55 | 9/2032 |
| | Tunis | Ontario | Nat. Gas | 100% | 37 | 10/2033 |
| | Morris | Illinois | Nat. Gas | 100% | 77 (5) | 12/2034 (6) |
| | Koma Kulshan | Washington | Hydro | 100% | 13 | 3/2037 |
| | Dorchester | South Carolina | Biomass | 100% | 20 | 10/2043 |
| | Allendale | South Carolina | Biomass | 100% | 20 | 11/2043 |

(1) Oxnard's steam sales agreement expires in Feb. 2020. (2) Public Service Co. of Colorado has executed an agreement to purchase Manchief after the expiration of the PPA in May 2022, subject to regulatory approval. (3) BC Hydro has an option to purchase Mamquam that is exercisable in Nov. 2021. (4) Expires at the earlier of Dec. 2027 or the provision of 10,000 GWh of generation. Based on cumulative generation to date, we expect the PPA to expire prior to Dec. 2027. (5) Equistar has right to take up to 77 MW but on average takes approx. 50 MW. Balance of 177 MW of capacity is sold to PJM. (6) Equistar has an option to purchase Morris exercisable in Dec. 2020 and Dec. 2027.

16

YTD 2019 Operational Performance: Higher generation due to higher dispatch at Frederickson and Manchief 2.14 2,231 Industry 2,101 1.67 average 6.2% FY 2015FY 2016FY 2017FY 2018 YTD June 2019 TRIR, generation companies (Bureau of Labor Statistics): FY 2015 1.4, FY 2016 1.0, FY 2017 1.5 YTD 2019 U.S. YTD 2019 t U.S. YTD 2019 ada YTD 2019 Total YTD 2019 YTD 2018 Generation is up: + + + - - - Frederickson higher dispatch Curtis Palmer higher water flows Manchief higher dispatch San Diego PPA expirations (Feb. 2018) Mamquam lower water flows Chambers lower energy prices Total 96.2% 96.0% Availability factor in line with prior period: + + + - - Manchief overhaul in prior period Kenilworth overhaul in prior period Chambers outage in prior period Moresby Lake transformer failure Oxnard GT repairs 17 Hydro generation Curtis Palmer Mamquam +34% vs Q2 2018-11% vs Q2 2018 +36% vs long-term avg.+9% vs long-term avg. East U.S. West U.S. Canada 97.6%96.7% 93.1%93.3% 95.2%98.1% Availability 1,2601,275 342474 498482 1.2% (3.2)% 38.5% YTD 2018 East YTD 2018 Wes YTD 2018 Can YTD 2018 1.65 1.16 0.69 Safety: Total Recordable Incident Rate Aggregate Power Generation YTD 2019 vs. YTD 2018 (Net GWh)

Strengthening Balance Sheet ($ millions) Approximately $1.2 billion net reduction in consolidated debt since YE 2013 (1) Reflects $86 million of debt repayments in 2019 (2) Excludes unamortized discounts and deferred financing costs. 18 • Expect to repay another ~$34 million of consolidated debt by YE 2019, for a total of approximately $86 million in 2019 • Leverage ratio expected to move up slightly to approximately 4x by YE 2019 (on lower 2H 2019 EBITDA) $2,000 10.0 $1,800 9.0 $1,600 8.0 $1,400 7.0 $1,200 6.0 $1,000 5.0 $800 4.0 $600 3.0 $400 2.0 $200 1.0 $0 0.0 YE 2013 YE 2014 YE 2015 YE 2016 YE 2017 YE 2018 6/30/2019 Proj.YE 2019 (1) Consolidat ed debt (millions) (2) Lever age ratio $1,876 9.5 $1,755 6.9 $1,019 $997 5.7 5.6 $846 $727 $685 $651 4.5 ~4x 3.3 3.8

Debt Repayment Profile at June 30, 2019 (1) ($ millions) 49% bullet (2), 51% amortizing 275.0 250.0 225.0 200.0 175.0 150.0 125.0 100.0 75.0 50.0 25.0 0.0 2036) Series E (2025) Remainder of 2019 2020 2021 2022 APC Convertible Debentures (US$ equivalent) 2023 Therea fter Project-level debt APLP Holdings Term Loan APLP Medium-term Notes (US$ equivalent) • Project-level non-recourse debt: $62, including $43 at Chambers (equity method); amortizes over the life of the project PPAs (through 2025) • APLP Holdings Term Loan: $418; 1% annual amortization and mandatory prepayment via the greater of a 50% sweep or such other amount that is required to achieve a specified targeted debt balance (combined average annual repayment through 2022 of ~ $81) • APC Convertible Debentures: $88 (US$ equivalent) of Series E convertible debentures (maturing Jan. 2025) • APLP Medium-Term Notes: $160 (US$ equivalent) due in June 2036 (1) ) Includes Company’s proportional share of debt at Chambers of $43 million, which is not consolidated because the project is 40% owned. (2) Bullet percentage includes remaining term loan balance at maturity in April 2023 of $125 million. Note: C$ denominated debt was converted to US$ using US$ to C$ exchange rate of 1.3088 19 $254 MTNs ( $139 $116 $92$88 $39 $125 term loan – May refinance or extend prior to maturity Total $728

Projected Debt Balances through 2023 (1) ($ millions) 800 $689 700 600 500 $393 $379 400 300 200 200 100 33 45 20 6 0 6/30/ 19 Actual Project-level debt 12/31/19 12/31/20 12/31/21 12/31/22 12/31/23 APLP Holdings Term Loan APC Convertible Debentures (US$ equiv.) APLP Medium-term Notes (US$ equiv.) Expected Debt Repayment (June 30, 2019 – Year End 2023): • APLP Holdings Term Loan: Amortize $293; $125 remaining balance due at maturity in April 2023, assumed to be refinanced prior to that date (2) Project Debt: Amortize $57, ending balance $6 (Cadillac) APC Convertible Debentures: No repayment required prior to 2025 maturity Total Repayment through 2023: $349 (48%) • • • (1) ) Includes Company’s proportional share of debt at Chambers of $43 million, which is not consolidated because the project is 40% owned (2) Alternatives include extension of maturity date or repayment at maturity. Note: C$ denominated debt was converted to US$ using US$ to C$ exchange rate of 1.3088. 20 $728 $573 88 $482 88 88 418 385 88 280 8888 125125 62 56 160 160 160 160 160 160

Reducing Cash Interest Payments and Corporate Overhead ($ millions) Cash Interest Payments (1) $180 $160 $140 $120 pproximate 70% reduction from 2013 level $100 $100 eduction has been driven by debt repayment as ell as re-pricings of our term loan and revolver $80 $60 $40 $20 $0 2013 2014 2015 2016 2017 2018 Proj. 2019 Corporate Overhead Expense $60 $50 oximate 60% reduction from 2013 level $40 $30 $20 $10 $0 2013 2014 2015 2016 2017 2018 Proj. 2019 (1) ) Includes consolidated debt only 21 $54 $45 Appr $32 $23 $22 $24 $22 Refinancing Transaction Costs $42 Cash Interest Payments $130 A $127 R $71 $72 w $41 $39

Capitalization ($ millions) 22 Jun. 30, 2019 Mar. 31, 2019 Long-term debt, incl. current portion (1) APLP Medium-Term Notes (2) Revolving credit facility Term Loan Project-level debt (non-recourse) Convertible debentures (2) $160.5 - 417.5 19.5 87.9 $157.1 - 435.0 20.3 104.6 Total long-term debt, incl. current portion Preferred shares (3) Common equity (4) $685.478% 182.921% 7.91% $717.080% 183.220% 1.30% Total shareholders equity Total capitalization $190.822% $876.2100% $184.520% $901.5100% (1) Debt balances are shown before unamortized discount and unamortized deferred financing costs. (2) Period-over-period change due to F/X impacts. Series D was fully redeemed in April 2019 ($18.5 million US$ equivalent) (3) Par value of preferred shares was approximately $142 million and $139 million at June 30, 2019 and March 31, 2019, respectively. (4) Common equity includes other comprehensive income and retained deficit. Note: Table is presented on a consolidated basis and excludes equity method projects

AtlanticPower Corporation

# Capital Summary at June 30, 2019

*($ millions)*

| Atlantic Power Corporation | | | |
|---|---|---|---|
| | **Maturity** | **Amount** | **Interest Rate** |
| Convertible Debentures (ATP.DB.E) | 1/2025 | $87.9 (C$115.0) | 6.00% |
| **APLP Holdings Limited Partnership** | | | |
| | **Maturity** | **Amount** | **Interest Rate** |
| Revolving Credit Facility | 4/2022 | $0 | LIBOR + 2.75% |
| Term Loan | 4/2023 | $417.5 | 4.14%-5.15% [2] |
| **Atlantic Power Limited Partnership** | | | |
| | **Maturity** | **Amount** | **Interest Rate** |
| Medium-term Notes | 6/2036 | $160.5 (C$210) | 5.95% |
| Preferred shares (AZP.PR.A) | N/A | $73.5 (C$96.2) | 4.85% |
| Preferred shares (AZP.PR.B) | N/A | $42.9 (C$56.1) | 5.57% |
| Preferred shares (AZP.PR.C) | N/A | $25.8 (C$33.7) | 5.85% [3] |
| **Atlantic Power Transmission & Atlantic Power Generation** | | | |
| | **Maturity** | **Amount** | **Interest** |
| Project-level Debt (Cadillac - consolidated) | 8/2025 | $19.5 | 6.26%-6.38% |
| Project-level Debt (Chambers - equity method) | 12/2019, 12/2023 | $42.9 | 4.50%-5.00% |

[1] Series D convertible debentures were fully redeemed in April 2019. [2] Weighted average rate at June 30, 2019 of approximately 4.23%. Range and weighted average include impact of interest rate swaps [3] Set on June 3, 2019 for Sept. 30, 2019 dividend payment. Will be reset quarterly based on sum of the Canadian Government 90-day Treasury Bill yield (using the three-month average result plus 4.18%). Note: C$ denominated debt was converted to US$ using US$ to C$ exchange rate of $1.3088.

23

APLP Holdings Term Loan Cash Sweep Calculation APLP Holdings Adjusted EBITDA (after majority of Atlantic Power G&A expense) Less: Capital expenditures Cash taxes = Cash flow available for debt service Less: APLP Holdings consolidated cash interest (revolver, term loan, MTNs, Cadillac) = Cash flow available for cash sweep Calculate 50% of cash flow available for sweep Compare 50% cash flow sweep to amount required to achieve targeted debt balance Must repay greater of 50% or the amount required to achieve targeted debt balance for that quarter Expect cash sweep to average 65% to 70% over the life of the loan, though higher in early years, and with considerable variability from year to year Expect > 80% of principal to be repaid by maturity through mandatory and targeted repayments Notes: The cash sweep calculation occurs at each quarter-end. Targeted debt balances are specified in the credit agreement for each quarter through maturity. 24 If targeted debt balance is < 50% of cash flow sweep: •Repay 50% minimum •Remaining 50% to Company If targeted debt balance is > 50% of cash flow sweep: •Repay amount required to achieve target, up to 100% of cash flow available from sweep •Remaining amount, if any, to Company

AtlanticPower Corporation

# APLP Holdings Credit Facilities – Financial Covenants

| Fiscal Quarter | Leverage Ratio | Interest Coverage Ratio |
|---|---|---|
| 6/30/2019 | 5.00:1.00 | **3.25:1.00** |
| 9/30/2019 | 5.00:1.00 | 3.25:1.00 |
| 12/31/2019 | 5.00:1.00 | 3.25:1.00 |
| 3/31/2020 | 5.00:1.00 | 3.25:1.00 |
| 6/30/2020 | **4.25:1.00** | **3.50:1.00** |
| 9/30/2020 | 4.25:1.00 | 3.50:1.00 |
| 12/31/2020 | 4.25:1.00 | 3.50:1.00 |
| 3/31/2021 | 4.25:1.00 | 3.50:1.00 |
| 6/30/2021 | 4.25:1.00 | **3.75:1.00** |
| 9/30/2021 | 4.25:1.00 | 3.75:1.00 |
| 12/31/2021 | 4.25:1.00 | 3.75:1.00 |
| 3/31/2022 | 4.25:1.00 | 3.75:1.00 |
| 6/30/2022 | 4.25:1.00 | **4.00:1.00** |
| 9/30/2022 | 4.25:1.00 | 4.00:1.00 |
| 12/31/2022 | 4.25:1.00 | 4.00:1.00 |
| 3/31/2023 | 4.25:1.00 | 4.00:1.00 |

Leverage ratio:

**Consolidated debt to Adjusted EBITDA**, calculated for the trailing four quarters.

**Consolidated debt** includes both long-term debt and the current portion of long-term debt at APLP Holdings, specifically the amount outstanding under the term loan and the amount borrowed under the revolver, if any, the Medium Term Notes, and consolidated project debt (Epsilon Power Partners and Cadillac).

**Adjusted EBITDA** is calculated as the Consolidated Net Income of APLP Holdings plus the sum of consolidated interest expense, tax expense, depreciation and amortization expense, and other non-cash charges, minus non-cash gains. The Consolidated Net Income includes an allocation of the majority of Atlantic Power G&A expense. It also excludes earnings attributable to equity-owned projects but includes cash distributions received from those projects.

Interest Coverage ratio:

**Adjusted EBITDA to consolidated cash interest payments**, calculated for the trailing four quarters.

**Adjusted EBITDA** is defined above.

**Consolidated cash interest payments** include interest payments on the debt included in the Consolidated debt ratio defined above.

Note, the project debt, Project Adjusted EBITDA and cash interest expense for Piedmont are not included in the calculation of these ratios because the project is not included in the collateral package for the credit facilities.

25

Project Adjusted EBITDA and Cash Flow Diversification by Project Six months ended June 30, 2019 Project Adjusted EBITDA by Segment (1) Canada 21% Project Adjusted EBITDA by Project Ca l s tock Keni l worth Wi l l iams La ke Pi edmont 3% Ca di l l ac 3% Ma mqua m 4% 2% Tuni s 1% 1% 1% Other 1% West U.S. 12% East U.S. 67% Curti s Pa l mer 27% Frederi cks on 6% Cash Distributions from Projects by Segment (2) Ma nchi ef 7% Canada 26% Morri s 7% Orl a ndo 16% East U.S. 62% Cha mbers 7% West U.S. 12% Ni pi gon 12% (1) Based on Project Adjusted EBITDA for the six months ended June 30, 2019, excluding non-operational projects and one other project that has negative Project Adjusted EBITDA for the period. (2) Based on $99.1 million in Cash Distributions from Projects for the six months ended June 30, 2019. 26

Nearly Half of EBITDA Covered by Contracts with At Least 5 Years Remaining Contracted projects have an average remaining PPA life of 6.1 years (1) Remaining PPA Term (years) (1) Pro Forma Offtaker Credit Rating (1) (2) Merchant / Market Pricing 2% (2) NR 3% 15+ 7% BB 1% BBB-to BBB+ 12% 10 to 15 5% AAA 9% Less than 5 52% A-to A+ 56% 5 to 10 35% AA-to AA 20% (1) Weighted by FY 2019 Project Adjusted EBITDA. Includes Allendale and Dorchester projects acquired on July 31, 2019. (2) Primarily merchant energy revenue at Morris 27

Summary of Financial and Operating Results ($ millions, unaudited) Three months ended June 30, Six months ended June 30, 2019 2018 2019 2018 Project revenue Project incom e Net incom e (los s ) attributable to Atlantic Power Corporation Cas h provided by operating activities Cas h (us ed in) provided by inves ting activities Cas h us ed in financing activities Project Adjus ted EBITDA $71.3 21.7 1.2 38.9 (0.1) (41.3) 50.8 $66.2 13.6 (0.6) 28.1 (1.3) (32.5) 39.8 $144.3 52.2 10.1 68.1 1.1 (66.8) 104.5 $146.2 41.8 15.2 78.4 (2.4) (78.2) 93.2 Operating Results Aggregate power generation (net GWh) Weighted average availability 1,059.1 94.6% 979.9 93.4% 2,231.2 96.2% 2,100.5 96.0% 28

Segment Results ($ millions, unaudited) Three months ended June 30, Six months ended June 30, 2019 2018 2019 2018 Project income (loss) Eas t U.S. Wes t U.S. Canada Un-allocated Corporate $18.6 - 7.4 (4.3) $18.4 (6.3) 1.2 0.3 $42.5 0.4 15.8 (6.5) $39.1 (8.2) 8.5 2.4 Total $21.7 $13.6 $52.2 $41.8 Project Adjusted EBITDA $33.4 6.9 10.2 0.3 $31.2 (0.7) 9.0 0.3 $69.4 13.0 21.9 0.2 $64.4 5.4 23.2 0.2 Eas t U.S. Wes t U.S. Canada Un-allocated Corporate Total $50.8 $39.8 $104.5 $93.2 29

Project Income (Loss) by Project ($ millions, unaudited) Three months ended June 30, Six months ended June 30, 2019 2018 2019 2018 East U.S. Cadillac Curtis Palm er Kenilworth Morris Piedm ont Cham bers (1) Orlando (1) Total West U.S. Kom a Kuls han (2) Manchief Naval Station Naval Training Center North Is land Oxnard Fredericks on (1) Total Canada Cals tock Kapus kas ing Mam quam Nipigon North Bay William s Lake Other Total Totals Cons olidated projects Equity m ethod projects $0.3 11.6 (0.8) 1.7 0.4 - 5.4 $1.5 5.8 (0.4) 2.2 0.8 1.7 6.8 $0.9 21.7 (0.5) 4.4 (0.3) 2.6 13.7 $2.1 13.1 (0.1) 4.7 0.2 4.8 14.3 18.6 18.4 42.5 39.1 0.6 0.8 (0.5) (0.6) (0.3) (1.0) 0.6 (6.7) (0.5) (0.4) (0.4) (0.2) 0.3 2.2 (0.6) (0.7) (0.4) (3.9) 0.5 (5.8) (1.2) (1.1) (1.0) (2.8) 1.2 1.3 3.6 3.2 0.0 (6.3) 0.4 (8.2) 0.6 (0.1) 2.9 3.8 (0.1) 0.3 1.0 (0.2) 3.3 (1.3) (0.1) - 1.5 (0.2) 3.6 10.0 (0.2) 0.4 2.2 (0.3) 4.6 0.9 0.1 5.1 0.0 (1.5) 0.7 (4.1) 7.4 1.2 15.8 8.5 19.4 6.6 2.9 10.4 38.9 19.9 16.6 22.8 Un-allocated corporate (4.3) 0.3 (6.5) 2.4 Total Project Income $21.7 $13.6 $52.2 $41.8 (1)Unconsolidated entities for which the results of operations are reflected in equity earnings of unconsolidated affiliates. (2) Consolidated as of July 27, 2018; equity investment prior to that date 30

AtlanticPower Corporation

# Project Adjusted EBITDA by Project

*($ millions, unaudited)*

| | Three months ended June 30, 2019 | Three months ended June 30, 2018 | Six months ended June 30, 2019 | Six months ended June 30, 2018 |
|---|---|---|---|---|
| **East U.S.** | | | | |
| Cadillac | $1.5 | $2.7 | $3.4 | $4.7 |
| Curtis Palmer | 15.5 | 9.6 | 29.4 | 20.8 |
| Kenilworth | (0.2) | 0.3 | 0.8 | 1.3 |
| Morris | 3.4 | 3.9 | 7.8 | 8.2 |
| Piedmont | 2.3 | 2.6 | 3.4 | 3.9 |
| Chambers [1] | 2.7 | 4.3 | 7.8 | 10.1 |
| Orlando [1] | 8.2 | 7.7 | 16.7 | 15.3 |
| **Total** | **33.4** | **31.2** | **69.4** | **64.4** |
| **West U.S.** | | | | |
| Koma Kulshan [2] | 0.9 | 0.6 | 1.0 | 0.7 |
| Manchief | 3.5 | (3.8) | 7.7 | (0.2) |
| Naval Station | (0.1) | (0.4) | (0.2) | (0.2) |
| Naval Training Center | (0.1) | (0.4) | (0.1) | (0.5) |
| North Island | (0.1) | (0.4) | (0.2) | (0.1) |
| Oxnard | (0.1) | 0.9 | (1.9) | (0.6) |
| Frederickson [1] | 2.7 | 2.8 | 6.7 | 6.2 |
| **Total** | **6.9** | **(0.7)** | **13.0** | **5.4** |
| **Canada** | | | | |
| Calstock | 1.1 | 1.5 | 2.6 | 3.3 |
| Kapuskasing | (0.1) | (0.2) | (0.2) | (0.3) |
| Mamquam | 3.3 | 3.9 | 4.4 | 5.6 |
| Moresby Lake | (0.3) | 0.1 | 0.1 | 0.4 |
| Nipigon | 4.8 | 4.8 | 12.4 | 12.2 |
| North Bay | (0.1) | (0.1) | (0.2) | (0.1) |
| Tunis | 0.8 | (1.4) | 1.6 | (4.1) |
| Williams Lake | 0.7 | 0.5 | 1.2 | 6.1 |
| **Total** | **10.2** | **9.0** | **21.9** | **23.2** |
| **Totals** | | | | |
| Consolidated projects | 36.8 | 23.9 | 73.1 | 60.6 |
| Equity method projects | 13.6 | 15.5 | 31.2 | 32.4 |
| **Un-allocated corporate** | 0.3 | 0.3 | 0.2 | 0.2 |
| **Total Project Adjusted EBITDA** | **$50.8** | **$39.8** | **$104.5** | **$93.2** |

| | Three months ended June 30, 2019 | Three months ended June 30, 2018 | Six months ended June 30, 2019 | Six months ended June 30, 2018 |
|---|---|---|---|---|
| **Total Project Adjusted EBITDA** | **$50.8** | **$39.8** | **$104.5** | **$93.2** |
| Change in fair value of derivative instruments | 7.0 | 0.2 | 9.4 | (3.6) |
| Depreciation and amortization | 20.1 | 25.1 | 40.2 | 53.1 |
| Interest expense, net | 0.8 | 0.9 | 1.5 | 1.9 |
| Other expense, net | 1.2 | - | 1.2 | - |
| **Project income** | **$21.7** | **$13.6** | **$52.2** | **$41.8** |
| Administration | 5.0 | 6.2 | 11.8 | 12.2 |
| Interest expense, net | 11.0 | 11.1 | 22.1 | 26.1 |
| Foreign exchange loss (gain) | 4.9 | (5.4) | 9.9 | (13.6) |
| Other (income) expense, net | (3.7) | (0.2) | 0.9 | (2.2) |
| Income from operations before income taxes | 4.5 | 1.9 | 7.5 | 19.3 |
| Income tax expense | 1.6 | 0.9 | 2.2 | 4.2 |
| **Net income** | **$2.9** | **$1.0** | **$5.3** | **$15.1** |
| Net income (loss) attributable to preferred share dividends of a subsidiary company | 1.7 | 1.6 | (4.8) | (0.1) |
| **Net income (loss) attributable to Atlantic Power Corporation** | **$1.2** | **($0.6)** | **$10.1** | **$15.2** |

[1] Unconsolidated entities for which the results of operations are reflected in equity earnings of unconsolidated affiliates.
[2] Consolidated as of July 27, 2018; equity investment prior to that date

31

AtlanticPower Corporation

# Cash Distributions from Projects by Quarter, 2018 - 2019

*($ millions, unaudited)*

| | Q1 2018 | Q2 2018 | Q3 2018 | Q4 2018 | FY 2018 | Q1 2019 | Q2 2019 | YTD 2019 |
|---|---|---|---|---|---|---|---|---|
| **East U.S.** | | | | | | | | |
| Cadillac | $0.3 | $1.3 | $1.0 | $1.0 | $3.5 | $0.0 | $1.0 | $1.0 |
| Curtis Palmer | 9.5 | 13.0 | 2.7 | 9.0 | 34.1 | 14.3 | 15.2 | $29.5 |
| Kenilworth | 1.4 | 0.5 | (0.0) | 0.5 | 2.3 | 0.9 | 0.9 | $1.8 |
| Morris | 6.9 | 3.4 | 1.5 | 5.0 | 16.9 | 5.7 | 4.0 | $9.6 |
| Piedmont | 1.3 | 1.3 | 6.0 | 1.5 | 10.0 | 1.3 | 0.5 | $1.8 |
| Chambers [1] | 0.0 | 5.9 | 0.0 | 8.0 | 13.9 | 0.0 | 6.0 | $6.0 |
| Orlando [1] | 2.6 | 9.7 | 6.4 | 13.7 | 32.3 | 1.9 | 10.1 | $12.0 |
| **Total** | **21.8** | **35.0** | **17.5** | **38.8** | **113.1** | **24.0** | **37.7** | **61.7** |
| **West U.S.** | | | | | | | | |
| Koma Kulshan [2] | 0.6 | 0.1 | 0.4 | 0.8 | 1.8 | 0.3 | 0.6 | $0.8 |
| Manchief | 3.2 | 0.6 | 4.2 | 4.2 | 12.2 | 3.4 | 3.6 | $7.0 |
| Naval Station | 1.2 | (0.7) | (0.4) | (0.4) | (0.4) | 1.2 | (0.1) | $1.0 |
| Naval Training Center | 0.8 | (0.5) | (0.4) | (0.6) | (0.7) | (0.2) | (0.1) | ($0.3) |
| North Island | 1.4 | (0.7) | (0.4) | (0.6) | (0.3) | (0.3) | (0.1) | ($0.4) |
| Oxnard | (0.2) | (0.2) | 5.3 | 1.3 | 6.2 | (1.1) | (1.9) | ($3.0) |
| Frederickson [1] | 4.0 | 3.0 | 3.4 | 3.7 | 14.1 | 3.8 | 2.8 | $6.6 |
| **Total** | **11.0** | **1.8** | **12.0** | **8.3** | **33.0** | **7.1** | **4.7** | **11.7** |
| **Canada** | | | | | | | | |
| Calstock | 2.9 | 1.8 | (0.1) | 0.7 | 5.4 | 1.1 | 1.1 | $2.2 |
| Kapuskasing | 6.3 | (0.2) | (0.1) | 0.0 | 6.0 | (0.1) | (0.1) | ($0.2) |
| Mamquam | 1.9 | 2.7 | 2.6 | 1.8 | 9.0 | 1.7 | 2.4 | $4.1 |
| Moresby Lake | 0.6 | (0.1) | (0.2) | 0.1 | 0.4 | 0.5 | (0.3) | $0.2 |
| Nipigon | 10.0 | 5.7 | 2.4 | 5.2 | 23.3 | 9.8 | 5.4 | $15.1 |
| North Bay | 6.6 | (0.1) | (0.1) | 0.0 | 6.4 | (0.1) | (0.1) | ($0.2) |
| Tunis | (0.5) | (3.1) | (0.5) | (0.5) | (4.5) | 1.4 | 0.8 | $2.2 |
| Williams Lake | 4.0 | 1.2 | (0.9) | 1.7 | 5.9 | 2.5 | (0.2) | $2.3 |
| **Total** | **31.7** | **8.0** | **3.2** | **9.0** | **51.9** | **16.7** | **9.0** | **25.7** |
| **Total Cash Distributions** | **$64.5** | **$44.7** | **$32.8** | **$56.1** | **$198.0** | **$47.8** | **$51.3** | **$99.1** |
| Consolidated | 57.4 | 26.0 | 23.0 | 30.7 | 137.7 | 42.1 | 32.4 | 74.5 |
| Equity Method | 7.1 | 18.8 | 9.8 | 25.4 | 60.3 | 5.7 | 18.9 | 24.7 |

[1] Unconsolidated entities for which the results of operations are reflected in equity earnings of unconsolidated affiliates.
[2] Consolidated as of July 27, 2018; equity investment prior to that date

32

AtlanticPower Corporation

# Non-GAAP Disclosures

**Project Adjusted EBITDA** is not a measure recognized under GAAP and does not have a standardized meaning prescribed by GAAP, and is therefore unlikely to be comparable to similar measures presented by other companies. Investors are cautioned that the Company may calculate this non-GAAP measure in a manner that is different from other companies. The most directly comparable GAAP measure is Project income (loss). Project Adjusted EBITDA is defined as project income (loss) plus interest, taxes, depreciation and amortization (including non-cash impairment charges) and changes in the fair value of derivative instruments. Management uses Project Adjusted EBITDA at the project level to provide comparative information about project performance and believes such information is helpful to investors. A reconciliation of Project Adjusted EBITDA to Project income (loss) and to Net income (loss) by segment and on a consolidated basis is provided on pages 34-35.

Investors are cautioned that the Company may calculate these measures in a manner that is different from other companies.

| | Three months ended June 30, | | Six months ended June 30, | |
|---|---|---|---|---|
| | **2019** | **2018** | **2019** | **2018** |
| **Net income (loss) attributable to Atlantic Power Corporation** | **$1.2** | **($0.6)** | **$10.1** | **$15.2** |
| Net income (loss) attributable to preferred share dividends of a subsidiary company | 1.7 | 1.6 | (4.8) | (0.1) |
| Net income | **$2.9** | **$1.0** | **$5.3** | **$15.1** |
| Income tax expense | 1.6 | 0.9 | 2.2 | 4.2 |
| Income from operations before income taxes | 4.5 | 1.9 | 7.5 | 19.3 |
| Administration | 5.0 | 6.2 | 11.8 | 12.2 |
| Interest expense, net | 11.0 | 11.1 | 22.1 | 26.1 |
| Foreign exchange loss (gain) | 4.9 | (5.4) | 9.9 | (13.6) |
| Other (income) expense, net | (3.7) | (0.2) | 0.9 | (2.2) |
| **Project income** | **$21.7** | **$13.6** | **$52.2** | **$41.8** |
| | | | | |
| **Reconciliation to Project Adjusted EBITDA** | | | | |
| Depreciation and amortization | $20.1 | $25.1 | $40.2 | $53.1 |
| Interest expense, net | 0.8 | 0.9 | 1.5 | 1.9 |
| Change in the fair value of derivative instruments | 7.0 | 0.2 | 9.4 | (3.6) |
| Other expense, net | 1.2 | - | 1.2 | - |
| **Project Adjusted EBITDA** | **$50.8** | **$39.8** | **$104.5** | **$93.2** |

33

AtlanticPower Corporation

# Reconciliation of Net Income (Loss) to Project Adjusted EBITDA by Segment

*($ millions)*

**Three months ended June 30, 2019**

| | East U.S. | West U.S. | Canada | Un-alloc. Corp. | Consolidated |
|---|---|---|---|---|---|
| Net income (loss) attributable to Atlantic Power Corporation | $18.6 | $- | $7.4 | ($24.8) | $1.2 |
| Net income attributable to preferred share dividends of a subsidiary company | - | - | - | 1.7 | 1.7 |
| Net income (loss) | 18.6 | - | 7.4 | (23.1) | 2.9 |
| Income tax expense | - | - | - | 1.6 | 1.6 |
| Net income (loss) before income taxes | 18.6 | - | 7.4 | (21.5) | 4.5 |
| Administration | - | - | - | 5.0 | 5.0 |
| Interest expense, net | - | - | - | 11.0 | 11.0 |
| Foreign exchange loss | - | - | - | 4.9 | 4.9 |
| Other income, net | - | - | - | (3.7) | (3.7) |
| Project income (loss) | 18.6 | - | 7.4 | (4.3) | 21.7 |
| Change in fair value of derivative instruments | 2.4 | - | - | 4.6 | 7.0 |
| Depreciation and amortization | 11.5 | 5.8 | 2.8 | - | 20.1 |
| Interest, net | 0.9 | (0.1) | - | - | 0.8 |
| Other project expense | - | 1.2 | - | - | 1.2 |
| Project Adjusted EBITDA | $33.4 | $6.9 | $10.2 | $0.3 | $50.8 |

**Three months ended June 30, 2018**

| | East U.S. | West U.S. | Canada | Un-alloc. Corp. | Consolidated |
|---|---|---|---|---|---|
| Net income (loss) attributable to Atlantic Power Corporation | $18.4 | ($6.3) | $1.2 | ($13.9) | ($0.6) |
| Net income attributable to preferred share dividends of a subsidiary company | - | - | - | 1.6 | 1.6 |
| Net income (loss) | 18.4 | (6.3) | 1.2 | (12.3) | 1.0 |
| Income tax expense | - | - | - | 0.9 | 0.9 |
| Income (loss) before income taxes | 18.4 | (6.3) | 1.2 | (11.4) | 1.9 |
| Administration | - | - | - | 6.2 | 6.2 |
| Interest expense, net | - | - | - | 11.1 | 11.1 |
| Foreign exchange gain | - | - | - | (5.4) | (5.4) |
| Other income, net | - | - | - | (0.2) | (0.2) |
| Project income (loss) | 18.4 | (6.3) | 1.2 | 0.3 | 13.6 |
| Change in fair value of derivative instruments | 0.5 | - | (0.2) | (0.1) | 0.2 |
| Depreciation and amortization | 11.4 | 5.6 | 8.0 | 0.1 | 25.1 |
| Interest, net | 0.9 | - | - | - | 0.9 |
| Project Adjusted EBITDA | $31.2 | ($0.7) | $9.0 | $0.3 | $39.8 |

34

AtlanticPower Corporation

# Reconciliation of Net Income (Loss) to Project Adjusted EBITDA by Segment

*($ millions)*

**Six months ended June 30, 2019**

| | East U.S. | West U.S. | Canada | Un-alloc. Corp. | Consolidated |
|---|---|---|---|---|---|
| Net income (loss) attributable to Atlantic Power Corporation | $42.5 | $0.4 | $15.8 | ($48.6) | $10.1 |
| Net loss attributable to preferred share dividends of a subsidiary company | - | - | - | (4.8) | (4.8) |
| Net income (loss) | 42.5 | 0.4 | 15.8 | (53.4) | 5.3 |
| Income tax expense | - | - | - | 2.2 | 2.2 |
| Net income (loss) before income taxes | 42.5 | 0.4 | 15.8 | (51.2) | 7.5 |
| Administration | - | - | - | 11.8 | 11.8 |
| Interest expense, net | - | - | - | 22.1 | 22.1 |
| Foreign exchange loss | - | - | - | 9.9 | 9.9 |
| Other expense, net | - | - | - | 0.9 | 0.9 |
| Project income (loss) | 42.5 | 0.4 | 15.8 | (6.5) | 52.2 |
| Change in fair value of derivative instruments | 2.2 | - | 0.5 | 6.7 | 9.4 |
| Depreciation and amortization | 23.1 | 11.5 | 5.6 | - | 40.2 |
| Interest, net | 1.6 | (0.1) | - | - | 1.5 |
| Other project expense | - | 1.2 | - | - | 1.2 |
| Project Adjusted EBITDA | $69.4 | $13.0 | $21.9 | $0.2 | $104.5 |

**Six months ended June 30, 2018**

| | East U.S. | West U.S. | Canada | Un-alloc. Corp. | Consolidated |
|---|---|---|---|---|---|
| Net income (loss) attributable to Atlantic Power Corporation | $39.1 | ($8.2) | $8.5 | ($24.2) | $15.2 |
| Net loss attributable to preferred share dividends of a subsidiary company | - | - | - | (0.1) | (0.1) |
| Net income (loss) | 39.1 | (8.2) | 8.5 | (24.3) | 15.1 |
| Income tax expense | - | - | - | 4.2 | 4.2 |
| Net income (loss) before income taxes | 39.1 | (8.2) | 8.5 | (20.1) | 19.3 |
| Administration | - | - | - | 12.2 | 12.2 |
| Interest expense, net | - | - | - | 26.1 | 26.1 |
| Foreign exchange gain | - | - | - | (13.6) | (13.6) |
| Other income, net | - | - | - | (2.2) | (2.2) |
| Project income (loss) | 39.1 | (8.2) | 8.5 | 2.4 | 41.8 |
| Change in fair value of derivative instruments | 0.2 | - | (1.4) | (2.4) | (3.6) |
| Depreciation and amortization | 23.2 | 13.6 | 16.1 | 0.2 | 53.1 |
| Interest, net | 1.9 | - | - | - | 1.9 |
| Project Adjusted EBITDA | $64.4 | $5.4 | $23.2 | $0.2 | $93.2 |

35